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[LETTERHEAD OF INTERLINK COMPUTER SCIENCES]


                                                                   EXHIBIT 10.11

June 2, 1994


Mr. Donald R. Gammon
7 Misty Acres Road
Rolling Hills Estates, CA 90274

Dear Don,

On behalf of Interlink Computer Sciences Inc., it gives me great pleasure to extend you an offer for the position of Vice President, Marketing. In this position you will be an officer of the company and a member of our senior management team.

As a full-time, salaried employee of Interlink, you will be eligible for a full range of benefits including Company paid life, health, dental and vision insurances.

Your compensation will consist of the items below:

Base Salary:           $11,667 per month, payable semi-monthly

Stock Options:         Upon approval by the Board of Directors, you will be
                       granted an option to purchase 75,000 shares of the company's common stock at the option price that is effective at the time of grant. The current option price is $.55 per share. These options will vest at 1/48 per month with a 9 month cliff vesting waiting period. In the tenth month of your employment you will vest 10/48 of your option.

Bonuses: You will be eligible to receive a bonus up to 20% of your annual base salary based upon achievement of Worldwide Marketing milestones. This bonus is payable once the Company's FY 95 audited financial statements are available. You will receive a signing bonus of $7,000 upon beginning employment with Interlink.

Transportation:        The Company will pay for coach class air fare to relocate
                       you and your dependents to the Bay Area.

Moving and storage of
personal effects:      The Company will pay freight and insurance charges for
                       the transportation of your personal, household and miscellaneous items based upon an approved estimate of

Donald R. Gammon
June 2, 1994
Page two

                       charges for relocation of such goods. The Company will also pay for up to 60 days storage of personal goods while securing a residence in the Bay area.

Temporary Living:      The Company will pay up to three (3) months temporary
                       housing costs while you and your family transition between your primary residence and the Bay Area.

Relocation costs:      In addition to the above covered expenses, the Company
                       will assist you with the costs associated with relocating your family to the Bay Area in the amount of $30,000.

Househunting Trips:    The company will reimburse your costs for up to two
                       househunting trips to the Bay Area for you and Bonnie.

Because Interlink's proprietary and confidential information are among the Company's most important assets, we must ask, as a condition of your employment with Interlink, that you sign the enclosed Non-Disclosure Agreement and return it along with a signed copy of this letter to me as soon as possible. Also attached is an I-9 form. Please complete section 1 and bring it as well as the appropriate documents as listed in Section 2 with you on your first day of work.
Section 2 of the form will be completed by the Personnel Department. This form is required for employment by the Immigration & Naturalization Service.

Employment at Interlink is at the mutual consent of the employee and the Company. Accordingly, either you or the Company can terminate the employment relationship at will, without cause. In the event of such a termination, other than voluntary resignation, you will receive a severance package equal to six month's base salary including health benefits, unless you find other employment.

Don, the management team and I are very enthusiastic about what you can bring to Interlink. Your confidence, your leadership abilities and your winning attitude are key to our building a great company and achieving our goals.

Don, I sincerely hope you join our Company. We offer you an extraordinary opportunity to be a key executive who can take the Company to the next stage of development--a successful IPO.
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Donald R. Gammon
June 2, 1994
Page three



Please sign this letter to indicate your acceptance. You should plan your start date to be as soon as possible, preferably the week of June 22, 1994. As you requested, this offer is valid until Friday, June 3, 1994.

Sincerely,

INTERLINK COMPUTER SCIENCES, INC.


/s/ Charles W. Jepson
Charles W. Jepson
President & CEO

                                           Agreed to and accepted by:



                                           /s/ Donald R. Gammon
                                           ----------------------------
                                           Donald R. Gammon

                                           Date: 6/4/94